UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 26, 2026

Johnson Outdoors Inc.
(Exact name of registrant as specified in charter)

Wisconsin	0-16255	39-1536083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Main Street, Racine, Wisconsin 53403
(Address of principal executive offices, including zip code)

(262) 631-6600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Class A Common Stock, $.05 par value per share	JOUT	NASDAQ Global Select Market SM

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Johnson Outdoors Inc. (the “Company”) was held on February 26, 2026 (the “Annual Meeting”).  The matters voted on at the Annual Meeting were as follows:

1.           Election of Directors:

The following individuals were elected to the Board of Directors for terms that expire at the next annual meeting of shareholders.

Name	Votes For	Votes Withheld	Broker Non-Votes
Class A Directors:
Paul G. Alexander	5,580,450	1,775,340	544,449
John M. Fahey, Jr.	5,012,674	2,343,116	544,449
Jeffrey M. Stutz	7,109,628	246,162	544,449
Class B Directors:
Helen P. Johnson-Leipold	1,205,304	0	0
Liliann Annie Zipfel	1,205,304	0	0
Katherine Button Bell	1,205,304	0	0
Edward F. Lang	1,205,304	0	0
Richard (“Casey”) Sheahan	1,205,304	0	0
Edward Stevens	1,205,304	0	0

Nominations were made by the Board of Directors and no other nominations were made by any shareholder.  All of the nominees were members of the Board of Directors at the date of the Annual Meeting.

2.           Ratification of the Appointment of Independent Registered Public Accountants for the Company for the Fiscal Year Ending October 2, 2026:

The shareholders voted to ratify the appointment of RSM US LLP by the Audit Committee of the Company’s Board of Directors as the Company’s independent registered public accounting firm for the fiscal year ending October 2, 2026.

Votes For (1)	Votes Against (1)	Abstentions (1)	Broker Non-Votes (1)
19,866,157	62,235	24,887	0

(1) Votes cast for or against and abstentions with respect to this proposal reflect that holders of Class B shares are entitled to 10 votes per share when voting together with holders of Class A shares.

3.           Advisory (non-binding) vote on executive compensation:

The shareholders approved the non-binding advisory proposal on executive compensation as disclosed in the proxy statement for the Annual Meeting of Shareholders.

Votes For (1)	Votes Against (1)	Abstentions (1)	Broker Non-Votes (1)
19,068,910	240,926	98,994	544,449

(1) Votes cast for or against and abstentions with respect to this proposal reflect that holders of Class B shares are entitled to 10 votes per share when voting together with holders of Class A shares.

4.         Proposal to approve and adopt an amendment to the Johnson Outdoors Inc. 2020 Long-Term Stock Incentive Plan to increase the number of shares of Class A common stock available to be issued under the plan:

The shareholders approved the proposal, as disclosed in the proxy statement for the Annual Meeting of Shareholders, to adopt and approve the amendment to the Johnson Outdoors Inc. 2020 Long-Term Stock Incentive Plan to increase the number of shares of Class A common stock available to be issued under the plan.

Votes For (1)	Votes Against (1)	Abstentions (1)	Broker Non-Votes (1)
19,130,709	269,036	9,085	544,449

(1) Votes cast for or against and abstentions with respect to this proposal reflect that holders of Class B shares are entitled to 10 votes per share when voting together with holders of Class A shares.

5.          Proposal to approve and adopt an amendment to the Johnson Outdoors Inc. 2023 Non-Employee Director Stock Ownership Plan to increase the number of shares of Class A common stock available to be issued under the plan:

The shareholders approved the proposal, as disclosed in the proxy statement for the Annual Meeting of Shareholders, to adopt and approve the amendment to the Johnson Outdoors Inc. 2023 Non-Employee Director Stock Ownership Plan to increase the number of shares of Class A common stock available to be issued under the plan.

Votes For (1)	Votes Against (1)	Abstentions (1)	Broker Non-Votes (1)
19,252,604	148,126	8,100	544,449

(1) Votes cast for or against and abstentions with respect to this proposal reflect that holders of Class B shares are entitled to 10 votes per share when voting together with holders of Class A shares.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 104 – Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON OUTDOORS INC.
Date: February 27, 2026
	By:	/s/ David W. Johnson
David W. Johnson, Vice President and Chief
Financial Officer